EXHIBIT 31.1

CERTIFICATION

I, J.J. Finkelstein certify that:

1                                               I have reviewed this annual report on Form 10-K/A of RegeneRx Biopharmaceuticals, Inc.;

2.                                            Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

Date: April 4, 2008

/s/J.J. Finkelstein
J.J. Finkelstein
President and Chief Executive Officer
(Principal Executive Officer)